9,897,575 Shares

                                FRED MEYER, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                                   June 30, 1998


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY INC.
   As representatives of the several Underwriters named in Schedule I hereto
     c/o Donaldson, Lufkin & Jenrette Securities Corporation
       277 Park Avenue
       New York, New York 10172

Dear Sirs:

     The stockholders of Fred Meyer, Inc., a Delaware corporation (the "Company"), named in Part A of Schedule II hereto (the "Selling Stockholders") severally propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 8,997,795 issued and outstanding shares of the common stock, par value $.01 per share ("Common Stock"), of the Company (the "Firm Shares"), each Selling Stockholder selling the amount of Firm Shares set forth opposite such Selling Stockholder's name in Part A of Schedule II hereto. The Selling Stockholders named in Part B of Schedule II hereto also severally propose to sell to the several Underwriters not more than an additional 899,780 issued and outstanding shares of the common stock, par value $.01 per share, of the Company (the "Additional Shares") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares".

     SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3, including a prospectus and a prospectus supplement, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus and the prospectus supplement in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus" (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference in the Prospectus.

     SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements . On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters the number of Firm Shares set forth opposite such Selling Stockholder's name in Part A of Schedule II hereto and (ii) each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder at a price per Firm Share of $41.16 (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Selling Stockholders named in Part B of Schedule II hereto severally agree to sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 899,780 Additional Shares from such Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and each of the Selling Stockholders named in Part B of
Schedule II hereto within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders named in Part B of Schedule II hereto the number of Additional Shares to be sold by each Selling Stockholder (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares. The maximum number of Additional Shares to be sold by each Selling Stockholder is set forth opposite such Selling Stockholder's name in Part B of Schedule II hereto, and if less than the maximum number of Additional Shares are to be purchased, the number of Additional Shares to be purchased shall be allocated pro rata among the Selling Stockholders in accordance with the number of Additional Shares set forth opposite such Selling Stockholder's name in Part B of Schedule II hereto.

     The Company and each Selling Stockholder hereby agree not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of this Agreement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options and make other stock awards pursuant to the Company's existing stock option and stock incentive plans, (ii) the Company may issue shares of Common Stock upon the exercise of any warrant or the conversion of a security outstanding on the date hereof and may issue shares of Common Stock pursuant to the terms of its existing stock option, stock incentive and directors stock plans, (iii) the Company may issue shares of Common Stock in connection with one or more mergers or acquisitions, (iv) Zell/Chilmark Fund, L.P. may distribute or otherwise transfer, directly or indirectly, shares of Common Stock held by it to any of its direct or indirect partners in accordance with the partnership agreement governing the rights of such partners and as set forth in the Prospectus under "Principal and Selling Stockholders", (v) Zell/Chilmark Fund, L.P. and Stuart M. Sloan may pledge shares of Common Stock to a lender pursuant to a bona fide loan transaction,
(vi) Dan P. Kourkoumelis may sell up to 100,000 shares of Common Stock and (vii) the Selling Stockholders may make bona fide gifts of shares of Common Stock provided that prior to any such transfer the transferee shall agree in writing to comply with the foregoing restrictions. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of this Agreement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, other than pursuant to the terms of its existing registration rights agreements set forth on Exhibit I hereto. In addition, each Selling Stockholder agrees that, for a period of 90 days after the date of this Agreement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by each stockholder and officer of the Company listed on Annex I hereto to the effect that such person will not (except as otherwise set forth in such person's agreement), during the period commencing on the date such person signs such agreement and ending 90 days after the date of this Agreement, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

     SECTION 3. Terms of Public Offering. The Selling Stockholders are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Selling Stockholders, with any transfer taxes thereon duly paid by the respective Selling Stockholders, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Selling Stockholders of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 a.m., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 9:00 a.m., New York City time, on July 7, 1998 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation, the Company and the Selling Stockholders shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "Closing Date". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 a.m., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation, the Company and the Selling Stockholders shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "Option Closing Date".

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon 97204, and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

     SECTION 5. Agreements of the Company. The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you, without charge, five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 a.m., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or preliminary prospectus supplement or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

     (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) During the period of five years after the date of this Agreement, to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants.

     (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and, except as otherwise provided in this Agreement, the Selling Stockholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus or preliminary prospectus supplement, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters (other than any transfer or other taxes payable thereon, which shall be paid by the Selling Stockholders), (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar and/or depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

     (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 p.m., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus and preliminary prospectus supplement filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus or preliminary prospectus supplement based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

     (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders except those to be sold by Dan
P. Kourkoumelis (the "Kourkoumelis Shares")) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Kourkoumelis Shares have been duly authorized and, when issued and delivered in accordance with the terms of this

Agreement, will be validly issued and fully paid, non-assessable and not subject to any preemptive or similar rights.

     (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, other than security interests securing (i) the Company's senior credit facilities (the "Senior Credit Facilities") consisting of a $1.625 billion term loan facility and a $1.875 billion revolving credit facility and (ii) the Company's lease facility (the "Lease Facility") consisting of a $500 million facility.

     (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

     (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

     (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed or incorporated by reference therein as required or otherwise permitted.

     (l) Neither the Company nor any of its subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

     (m) Except as set forth in or contemplated in the Prospectus, each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations and the common law relating to pollution or the protection of human health and safety, the environment or hazardous or toxic substances, materials, constituents or wastes, or pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances, materials, constituents or wastes, or pollutants or contaminants or any other claim or demand under any Environmental Law, and there are no past or present events, conditions, circumstances or activities which would reasonably be expected to prevent compliance with or give rise to liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability, claim or demand would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any comparable state or local law except as set forth in the Prospectus and except where the naming of the Company or any of its subsidiaries as a "potentially responsible party" would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (n) In the ordinary course of their respective businesses, each of the Company and its subsidiaries periodically reviews the effect of Environmental Laws on the business, operations and properties of it and its subsidiaries, respectively, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (o) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the

Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (p) This Agreement has been duly authorized, executed and delivered by the Company.

     (q) Deloitte & Touche LLP and Arthur Andersen LLP are independent public accountants with respect to the Company and the Company's subsidiaries as required by the Act.

     (r) The consolidated financial statements included in or incorporated by reference into the Registration Statement and the Prospectus, together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (s) The pro forma financial statements of the Company and its subsidiaries and the related notes thereto set forth and incorporated by reference in the Registration Statement and the Prospectus have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Registration Statement and the Prospectus. The pro forma financial statements contained or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

     (t) The Company is not and, after giving effect to the offering and sale of the Shares will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (u) Except as set forth in Exhibit I, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     (v) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (w) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (x) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

     (y) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

     (aa) No "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Act) has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company.

     (bb) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

     (cc) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its subsidiaries, except for such actions specified in clause (i), (ii) or
(iii) above, which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (dd) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ee) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

     (a) Such Selling Stockholder is (or, in the case solely of Dan P. Kourkoumelis, on the Closing Date will be) the lawful owner of the Firm Shares and Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement and has (or, in the case solely of Dan P. Kourkoumelis, on the Closing Date will have), and on the Closing Date will have, good and clear title to such Firm Shares and Additional Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever (subject to any lien created hereby).

     (b) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and, if applicable, the Custody Agreement (the "Custody Agreement") signed by such Selling Stockholder and the Company, as Custodian, relating to the deposit of the Firm Shares and Additional Shares to be sold by such Selling Stockholder and, if applicable, the Power of Attorney (the "Power of Attorney") with respect to the appointment of certain individuals as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and to sell, assign, transfer and deliver the Firm Shares and Additional Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

     (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

     (d) Each of the Custody Agreement and the Power of Attorney of such Selling Stockholder (if applicable) has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

     (e) Pursuant to the Power of Attorney (if applicable), such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Firm Shares and Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     (f) Upon delivery of and payment for the Firm Shares and Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Firm Shares and Additional Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

     (g) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney (if applicable) of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Act and the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder, other than, in the case of clauses (ii) and (iii), any conflict or violation that would not affect the validity of, or adversely affect the Selling Stockholder's ability to consummate, the transactions contemplated hereunder.

     (h) The information in the Registration Statement under the caption "Principal and Selling Stockholders" and furnished in writing to the Company by or on behalf of such Selling Stockholder for inclusion therein does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (i) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

     (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(h), such Selling Stockholder will immediately notify you of such change.

     (k) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

     SECTION 8. Indemnification.

     (a) (i) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or preliminary prospectus supplement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or preliminary prospectus supplement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

          (ii) Each of the Selling Stockholders agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter (including the proviso) but only with reference to information relating to such Selling Stockholder in its capacity as a Selling Stockholder and furnished in writing by or on behalf of such Selling Stockholder to the Company for inclusion in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or preliminary prospectus supplement. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder.

     The Company and the Selling Stockholders may enter into other agreements amongst themselves with respect to the indemnity obligations hereunder, provided that such agreements shall not affect the indemnification obligations of the Company and the Selling Stockholders to the several Underwriters under this Agreement.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or preliminary prospectus supplement.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling

Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in the case of the Company (x) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (y) if the allocation provided by clause 8(d)(i)(x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i)(x) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) in the case of any Selling Stockholder (x) in such proportion as is appropriate to reflect the relative benefits received by such Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares sold by such Selling Stockholder or (y) if the allocation provided by clause 8(d)(ii)(x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(ii)(x) above but also the relative fault of such Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received (A) as between the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares and (B) as between each Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by such Selling Stockholder bear to the underwriting discounts and commissions received by the Underwriters in respect of the Shares sold by such Selling Stockholder, in each case as set forth in the table on the cover page of the Prospectus. The relative fault (A) as between the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (B) as between each Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Selling Stockholder on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Shares of such Selling Stockholder were offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute in respect of any losses, claims, damages, liabilities or judgments (or expenses incurred in connection therewith) unless the same arise with respect to information relating to such Selling Stockholder in its capacity as a Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder for inclusion in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or preliminary prospectus supplement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) Each Selling Stockholder hereby designates Fred Meyer, Inc., 3800 S.E. 22nd Avenue, Portland, Oregon 97202, Attention: Roger A. Cooke, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in
Section 12 hereof.

     SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by David R. Jessick and Roger A. Cooke, in their capacities as Senior Vice President and Chief Financial Officer and Senior Vice President and General Counsel, respectively, of the Company, confirming the matters set forth in Sections 6(v), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Stoel Rives LLP, counsel for the Company, to the effect that:

          (i) each of the Company and Fred Meyer Stores, Inc., Smith's Food & Drug Centers, Inc., Quality Food Centers, Inc. and Food 4 Less Holdings, Inc. (collectively, the "Principal Subsidiaries"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

          (ii) each of the Company and the Principal Subsidiaries is duly qualified and is in good standing or validly existing, as the case may be, as a foreign corporation under the laws of those jurisdictions designated by an officer of the Company as material to the business of the Company and its Principal Subsidiaries;

          (iii) all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

          (iv) all of the outstanding shares of capital stock of each of the Principal Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, other than security interests securing the Senior Credit Facilities and the Lease Facility;

          (v) this Agreement has been duly authorized, executed and delivered by the Company;

          (vi) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

          (vii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge, pending before or contemplated by the Commission;

          (viii) the statements under the caption "Description of Capital Stock" in the Prospectus, the caption "Certain Relationships and Related Transactions" in the Company's Proxy Statement for the 1998 Annual Meeting of Stockholders of the Company, and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

          (ix) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) or, to such counsel's knowledge, any court, (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any Principal Subsidiary or any indenture, loan agreement, mortgage, lease or other agreement or instrument designated by an officer of the Company as material to the business of the Company and its Principal Subsidiaries, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (C) violate or conflict with any applicable law, rule or regulation, or, to such counsel's knowledge, any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property.

          (x) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

          (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (xii) to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person (A) granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company except as set forth on Exhibit I hereto or (B) to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; and

          (xiii) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed) complied when so filed as to form with the Exchange Act,
     (B) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (C) nothing has come to such counsel's attention that has caused such counsel to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus and prospectus supplement included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) nothing has come to such counsel's attention that has caused such counsel to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinion of Stoel Rives LLP described in Section 9(f) above shall be rendered to you at the request of the Company and shall so state therein.

     (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of (A) Rosenberg & Liebentritt, counsel for Zell/Chilmark Fund, L.P. and Stuart M. Sloan, with respect to matters relating to Zell/Chilmark Fund, L.P. and Stuart M. Sloan, (B) Cahill Gordon & Reindel, counsel for Bankers Trust Corporation and BT Investment Partners, Inc., with respect to matters relating to Bankers Trust Corporation and BT Investment Partners, Inc., (C) John Carroll, counsel for CSFB IGP and Merchant GP, Inc., with respect to matters relating to CSFB IGP and Merchant GP, Inc. and (D) Stoel Rives LLP, counsel for Dan Kourkoumelis, with respect to matters relating to Dan Kourkoumelis, to the effect that:

          (i) such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

          (ii) such Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

          (iii) this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

          (iv) each of the Custody Agreement and Power of Attorney of such Selling Stockholder (if applicable) has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

          (v) pursuant to the applicable Custody Agreement and Power of Attorney, such Selling Stockholder has (if applicable), among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

          (vi) upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever; and

          (vii) the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney of such Selling Stockholder by such Selling Stockholder (if applicable), the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

     The opinions of counsel described in Section 9(g) above shall be rendered to you at the request of the relevant Selling Stockholder and shall so state therein.

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriters, in form and substance reasonably satisfactory to you.

     (i) You shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP and Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

     (j) The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (k) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

     (l) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     (m) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act and (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization.

     The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company and the Selling Stockholders if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     SECTION 11. Agreements of the Selling Stockholders. Each Selling Stockholder severally agrees with you and the Company:

     (a) To pay or to cause to be paid all expenses required to be paid by the Selling Stockholders hereunder, including, without limitation, all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters and other expenses to be paid under applicable registration rights agreements with the Company.

     (b) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(h), such Selling Stockholder will immediately notify you of such change.

     (c) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Fred Meyer, Inc., 3800 SE 22nd Avenue, Portland, Oregon 97202, Attention: Roger A. Cooke,
(ii) if to any of the Selling Stockholders, to such Selling Stockholder at the address set forth in Schedule III hereto and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

     If the sale of the Shares provided for herein is not consummated because of the refusal, inability or failure of any Selling Stockholder to perform its agreements herein, comply with any provision hereof or satisfy any condition to the obligations of the Underwriters set forth in Section 9 hereof (in each case, other than by reason of a default by any of the Underwriters), such defaulting Selling Stockholder agrees, severally and not jointly, to reimburse the several Underwriters for all out of pocket expenses (including reasonable fees and disbursements of counsel) incurred by them as a result of such refusal, inability or failure. If the sale of the Shares provided for herein is not consummated because of the refusal, inability or failure of the Company to perform its agreements herein, comply with any provision hereof or satisfy any condition to the obligations of the Underwriters set forth in Section 9 hereof (in each case, other than by reason of a default by any of the Underwriters), the Company agrees, severally and not jointly, to reimburse the several Underwriters for all out of pocket expenses (including reasonable fees and disbursements of counsel) incurred by them as a result of such refusal, inability or failure. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to
Section 5(i) hereof. Each Selling Stockholder also agrees, severally and not jointly, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for all out of pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder against such Selling Stockholder (including, without limitation, pursuant to Section 8 hereof). The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for all out of pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder against the Company (including, without limitation, pursuant to Section 8 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                       Very truly yours,

                                       FRED MEYER, INC.


                                       By ROGER A. COOKE
                                          --------------------------------------
                                          Name:  Roger A. Cooke
                                          Title: Senior Vice President


                                       ZELL/CHILMARK FUND, L.P.

                                       By: ZC Limited Partnership,
                                           general partner

                                       By: ZC Partnership, general partner

                                       By:  ZC Inc., a partner


                                       By SHELI Z. ROSENBERG
                                          --------------------------------------
                                          Name:   Sheli Z. Rosenberg
                                          Title:  Vice President


                                       STUART M. SLOAN
                                       -----------------------------------------
                                       Stuart M. Sloan



                                       Bankers Trust Corporation


                                       By ROGER A. COOKE
                                          --------------------------------------
                                          Name:  Roger A. Cooke
                                          Title: Attorney-in-Fact


                                       BT Investment Partners, Inc.


                                       By ROGER A. COOKE
                                          --------------------------------------
                                            Name:  Roger A. Cooke
                                            Title: Attorney-in-Fact

                                       CSFB IGP


                                       By ROGER A. COOKE
                                          --------------------------------------
                                          Name:  Roger A. Cooke
                                          Title: Attorney-in-Fact



                                       Merchant GP, Inc.


                                       By ROGER A. COOKE
                                          --------------------------------------
                                          Name:  Roger A. Cooke
                                          Title: Attorney-in-Fact


                                       DAN P. KOURKOUMELIS
                                       -----------------------------------------
                                       Dan P. Kourkoumelis



DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION

Acting severally on behalf of
    themselves and the several
    Underwriters named in
    Schedule I hereto


    By MICHAEL J. CONNOLLY
       --------------------------------
       Name:  Michael J. Connolly
       Title: Vice President

                                   SCHEDULE I


                                                                  Number of Firm
                                                                   Shares to be
 Underwriters                                                        Purchased
 ------------                                                        ---------

 Donaldson, Lufkin & Jenrette Securities Corporation                 1,954,679

 Goldman, Sachs & Co.                                                1,954,678

 Morgan Stanley & Co. Incorporated                                   1,954,678

 Smith Barney Inc.                                                   1,954,678

 ABN AMRO Incorporated                                                 112,293

 Credit Suisse First Boston Corporation                                112,293

 A.G. Edwards & Sons, Inc.                                             112,293

 Merrill Lynch, Pierce, Fenner & Smith Incorporated                    112,293

 Prudential Securities Incorporated                                    112,293

 Black & Company, Inc.                                                  56,147

 William Blair & Company, L.L.C.                                        56,147

 D.A. Davidson & Co., Inc.                                              56,147

 Ferris, Baker Watts, Inc.                                              56,147

 Gabelli & Company Inc.                                                 56,147

 Legg Mason Wood Walker Incorporated                                    56,147

 McDonald & Company Securities, Inc.                                    56,147

 Pacific Crest Securities                                               56,147

 Piper Jaffray Inc.                                                     56,147

 Ragen Mackenzie Incorporated                                           56,147

 Wit Capital Corporation                                                56,147
                                                                     ---------

          Total                                                      8,997,795
                                                                     =========


                                  Schedule I-1

                                   SCHEDULE II

                              Selling Stockholders


                              Part A - Firm Shares
                              --------------------


                                                                 Number of Firm
Name                                                           Shares Being Sold
----                                                           -----------------
Zell/Chilmark Fund, L.P.                                           6,127,415
Stuart M. Sloan                                                      909,091
Bankers Trust Corporation                                            143,386
BT Investment Partners, Inc.                                       1,022,449
CSFB IGP                                                              28,908
Merchant GP, Inc.                                                    334,728
Dan Kourkoumelis                                                     431,818
                                                                   ---------

         Total                                                     8,997,795
                                                                   =========


                           Part B - Additional Shares
                                                            Number of Additional
Name                                                         Shares Being Sold
----                                                        --------------------
Zell/Chilmark Fund, L.P.                                             612,742
Stuart M. Sloan                                                       90,909
Bankers Trust Corporation                                             14,338
BT Investment Partners, Inc.                                         102,245
Merchant GP, Inc.                                                     36,364
Dan Kourkoumelis                                                      43,182
                                                                     -------
                                                                     899,780
                                                                     =======


                                 Schedule II-1

                                  SCHEDULE III

                         Notice To Selling Stockholders

     All communications to the Selling Stockholders pursuant to Section 12 of the Underwriting Agreement will be mailed, delivered or telegraphed and confirmed to the Selling Stockholders at their respective addresses set forth below:

If to Zell/Chilmark Fund, L.P., to:

     Zell/Chilmark Fund, L.P.
     2 North Riverside Plaza, Suite 600
     Chicago, Illinois  60606
     Attn:  Rod Dammeyer


If to Stuart M. Sloan, to:

     1301 Fifth Avenue, Suite 3000
     Seattle, Washington  98101


If to Bankers Trust Corporation or BT Investment Partners, Inc., to:

     130 Liberty Street, 25th Floor
     New York, New York  10006
     Attention:  Joseph Wood


If to CSFB IGP, to:

     Bahnhofstrasse #17
     CH-6301 Zug, Switzerland
     Attention:  Richard Thornburgh


If to Merchant GP, Inc., to:

     c/o Credit Suisse First Boston
     11 Madison Avenue
     New York, New York  10010
     Attention:  Nancy Farese


If to Dan P. Kourkoumelis, to:

     c/o Quality Food Centers, Inc.
     10112 N.E. 10th Street, Suite 201
     Bellevue, Washington  98004


                                 Schedule III-1

                                     Annex I


Robert G. Miller

Mary F. Sammons

George G. Golleher

Abel T. Porter

Kenneth Thrasher

Kenneth A. Martindale

George A. Schnug

David R. Jessick

Roger A. Cooke

Sammy K. Duncan

James C. Aalberg

Thomas R. Hughes

Ronald W. Burkle

The Yucaipa Companies

Yucaipa Arizona Partners, L.P.

Yucaipa Smitty's Partners, L.P.

Yucaipa Smitty's Partners II, L.P.

Yucaipa SSV Partners, L.P.

F4L Equity Partners, L.P.

FFL Partners

Fred Meyer/Smith's Foundation

Yucaipa Capital Fund

Yucaipa/F4L Partners


                                  Annex I - 1

                                    Exhibit I

Registration Rights Agreement, dated as of September 9, 1997, by and among Fred Meyer, Inc. The Yucaipa Companies and the parties listed on the signature pages thereto, as amended by that certain Amendment to Registration Rights Agreement, dated as of March 10, 1998 by and among Fred Meyer, Inc., The Yucaipa Companies and the parties listed on the signature pages thereto.

Registration Rights Agreement, dated as of March 9, 1998, by and between Fred Meyer, Inc., Zell/Chilmark Fund, L.P. and Stuart M. Sloan.

Registration Rights Agreement, dated as of March 10, 1998, by and among Fred Meyer, Inc. and the parties listed on the signature pages thereto.


                                 Exhibit I - 1